Exhibit 10.67

[*]	indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.

GENERAL TERMS AND CONDITIONS

THESE GENERAL TERMS AND CONDITIONS (“General Terms and Conditions”) dated as of March 29, 2011 are entered into by Foresight Coal Sales, LLC, as agent for Williamson Energy, LLC (“Williamson”) and Sugercamp Energy, LLC (“Sugarcamp”) (Williamson and Sugarcamp are jointly and severally referred to herein as the “Seller”) and Citigroup Global Markets Limited (the “Buyer”) (together “the Parties”) and are an essential part of and form one integrated agreement with the underlying Purchase Order between the Parties. Unless the terms of a Purchase Order provide otherwise, all Purchase Orders and these General Terms and Conditions are collectively referred to as the “Agreement” and they form a single agreement between the Parties. In the event of a conflict between the terms of the General Terms and Conditions and the terms of a Purchase Order, the terms of such Purchase Order shall prevail.

1.	SOURCE OF COAL

The source of coal deliveries to Buyer shall be as identified in the Purchase Order (the “Coal Source”). Seller may in its discretion furnish all or any part of the coal to be supplied hereunder from one or multiple other sources owned by Seller or its Affiliate(s), on the same terms and conditions set forth in this Agreement, including with respect to rejection rights and quality adjustments. With the prior approval of Buyer, which approval shall not be unreasonably withheld, Seller may furnish all or any part of the coal to be supplied hereunder from one or multiple other sources owned by third parties, on the same terms and conditions set forth in this Agreement, including with respect to rejection rights and quality adjustments. Such substitute source(s) referenced above shall not be considered a source from which Seller is obligated in any way to supply coal to Buyer.

2.	QUANTITY

Buyer shall purchase, accept and pay for, and Seller shall sell and deliver, the quantity set forth in the Purchase Order in accordance with the delivery schedule agreed in the Purchase Order (the “Delivery Schedule”).

3.	DELIVERY

3.1 Delivery. Seller shall sell and deliver coal FOB the Vessel at the Delivery Point identified in the Purchase Order. Upon such delivery, title and risk of loss shall pass to Buyer.

3.2 Transportation and Indemnity. Seller shall be responsible for all transportation costs associated with the transportation of coal up to delivery at the Delivery Point. Buyer shall be responsible for all transportation costs associated with the transportation of coal after delivery at the Delivery Point. Each Party agrees to indemnify, defend, and hold harmless the other Party, and any of said other Party’s Affiliates, directors, officers, employees, agents and permitted assigns, from and against all claims, losses, liabilities, damages, judgments, awards, fines, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) directly incurred in connection with or directly arising out of any claim(s) by a third party (“Claims”) arising: (a) prior to the transfer of title to the coal from Seller to Buyer, with respect to Claims against Buyer, and (b) after the transfer of title to the coal from Seller to Buyer.

3.3 Delayed Shipments. Seller may, prior to Buyer’s vessel having been accepted by the terminal, delay the delivery of any shipment for operational reasons beyond the delivery date set forth in the Delivery Schedule (a “Delayed Shipment”). Seller shall notify Buyer in writing of the reasons for the delay and Buyer shall notify Seller of its intention to (i) cancel such Delayed Shipment, or (ii) seek delivery of such Delayed Shipment within sixty (60) days of the originally agreed laycan. In the event that Seller does not make-up such Delayed Shipment within sixty (60) days after receipt of this written notice, Buyer shall in its sole discretion a) have the right to cancel such Delayed Shipment without penalty or further obligation, and such Shipment shall be excised from this Agreement if Buyer elects such remedy or b) Seller shall pay Buyer an amount for each ton of coal not delivered equal to the positive difference, if any, obtained by subtracting the Base Price from the Replacement Price as set forth in Section 10.1.

In the event that Buyer delays taking delivery of any shipment for operational reasons beyond the delivery date set forth in the Delivery Schedule (a “Delayed Shipment”), Buyer shall notify Seller in writing of the reasons for the delay and Seller shall notify Buyer of its intention to (i) cancel such Delayed Shipment, or (ii) seek delivery of such Delayed Shipment within sixty (60) days of the originally agreed laycan. In the event that Buyer does not take delivery of such Delayed Shipment within sixty (60) days after receipt of this written notice, Seller shall at its sole discretion have the right to cancel such Delayed Shipment without penalty or further obligation, and such Shipment shall be excised from this Agreement if Seller elects such remedy or b) Buyer shall pay Seller an amount for each ton of coal not taken equal to the positive difference, if any, obtained by subtracting the Resale Price from the Base Price as set forth in Section 10,1.

If at any time a Party has reason to believe that deliveries will not be made or accepted as scheduled, such Party shall give written notice to the other Party setting forth the cause of the anticipated delay. At all material times, the Parties shall exercise commercially reasonable efforts to mitigate any losses or damages resulting from any delayed shipment. Each Party shall be responsible for payment of the amounts set forth in the preceding paragraphs, as well as demurrage, unless its performance is excused for reasons of Force Majeure.

4.	WEIGHING

4.1 Draft Survey. The weight of coal delivered hereunder shall be determined by draft survey at Seller’s expense at the Delivery Point by an independent, certified marine surveyor for vessels, who is experienced in the conduct of draft surveys and is selected by mutual agreements of the Parties, or failing agreement, by Seller,

4.2 Questions of Accuracy. Buyer or Buyer’s representative, at its sole risk and expense, may be present to observe the draft survey conducted by the independent surveyor.

5.	COAL QUALITY

5.1 Price Adjustments. If coal delivered under this Agreement varies from the Specifications but is within the Rejection Limits, Price Adjustments shall be calculated pursuant to the formulas as set forth in the Purchase Order and Seller shall credit or debit Buyer the net negative or positive price adjustment, as applicable, if any, in accordance with the billing and payment terms of Section 8.1 of these General Terms and Conditions.

5.2 Rejection Rights. Coal delivered hereunder shall be consistent with the specifications set forth in the Purchase Order (“Specifications’) and be within the Rejection Limits, If Seller delivers a shipment of coal which reaches or exceeds the relevant Rejection Limit as set forth in the Purchase Order (“Non-Conforming Shipment”), then Buyer shall have the right to reject the Non-Conforming Shipment prior to unloading, and Seller shall be responsible for any direct damages and losses, including demurrage, resulting from the delivery of such Non-Conforming Shipment. In lieu of rejection, and at Buyer’s sole discretion, Buyer may, and Seller shall afford Buyer the opportunity to, accept any Non-Conforming Shipment subject to a price reduction agreed to by the Parties. Buyer shall have no right to reject or seek damages (except as otherwise set forth herein) with regard to any shipment that is consistent with the Specifications. If Buyer rejects the Non-Conforming Shipment, title, if already passed, shall immediately revert to Seller. Seller shall replace the rejected coal, at Buyers election, within a reasonable period of time not to exceed ninety (90) days.

6.	SAMPLING AND ANALYSIS

6.1 Sampling. Sampling shall be performed in accordance with applicable American Society for Testing and Materials (“ASTM”) standards at Seller’s expense by an internationally recognized coal sampling and analysis laboratory (the “Sampling Person”) selected by Seller at the Delivery Point. Upon request, Seller shall provide Buyer with a copy of a current certification for mechanical sampling equipment used to sample coal under this Agreement verifying that such equipment has been bias tested in accordance with ASTM standards. In the event the Sampling Person is not able to obtain a sample with unbiased tested equipment in proper working condition, the Parties shall confer for purposes of reaching agreement as to an alternative means of sampling, Samples shall be taken on an “as loaded” basis. The Sampling Person’s samples of coal representing each shipment and the analysis thereof as set forth below, shall be used to determine quality adjustments and any rejection or suspension rights. All samples collected by the Sampling Person shall be divided into three parts. One (1) part shall be retained by the Sampling Person for a period of forty five (45) days to be used for a Referee Analysis, if necessary; one (1) part shall be analyzed in accordance with Section 6.2; and one (1) part shall be retained by Sampling Person for a period of forty five (45) days, or shipped at Buyer’s expense as Buyer directs.

6.2 Analysis. Analysis shall be performed by an independent internationally accredited laboratory chosen by good faith agreement of the Parties, or if the Parties fail to agree, by Seller (the “Analysis Person”), Samples shall be analyzed on a “as received” basis in accordance with ASTM standards. The Analysis Person shall cause the results of such analysis to be reported to Buyer and Seller by facsimile, telephone (to be confirmed promptly by facsimile) or other electronic means as soon as available. By notice to the Sampling Person within forty-eight (48) hours after receipt of the Analysis Report, and in any event prior to unloading at the destination, Buyer or Seller may object to the analysis (the “Objecting Person”), and if so, the Sampling Person shall submit the retained sample to an independent testing laboratory selected by and unaffiliated with the Objecting Person for an independent analysis {the “Referee Analysis”), If the results of the Referee Analysis are within ASTM Reproducibility Limits, the initial analysis shall control and the costs of the Referee Analysis shall be paid by the Objecting Person. If such results for any Specification are not within such Reproducibility Limits, the results of the Referee Analysis shall control and the costs of the Referee Analysis shall be borne by the non-Objecting Person. Except as set forth above, all costs associated with sampling and analysis hereunder shall be for Seller’s account.

6.3 Representative Presence. Each Party has the right to have a representative present, at such Party’s expense, at the Delivery Point during the loading, weighing and/or sampling of the coal.

7.	BASE PRICE

The Base Price to be paid by Buyer for each ton of coal delivered hereunder shall be as set forth in the Purchase Order, subject to adjustment as set forth in this Agreement.

8.	PAYMENT TERMS

8.1 Invoicing and Payment. Seller shall prepare invoices and Buyer will pay for coal based on the price and terms set forth in this Agreement. Buyer shall make payment within fifteen {15) days after the date of Seller’s invoice, and upon presentation of such additional documents as agreed upon by the Parties in the Purchase Order, by wire transfer to Seller’s nominated account. If the analysis of the coal has not been completed, Seller may furnish to Buyer a provisional invoice based upon a typical composition analysis, and such provisional invoice shall be payable within fifteen (15) days after the date of Seller’s invoice. Such payment shall be subject to a later adjustment invoice when the relevant analysis has been completed Demurrage and Despatch shall be payable within 30 days following completion of discharge of a Shipment.

8.2 Taxes and Other Liabilities. Seller shall pay or cause to be paid and indemnify, defend and hold harmless Buyer from and against all sales, use, gross receipts, occupation, production, severance, black lung, excise, ad valorem or other taxes, royalties, fees, licenses, or charges that are imposed by any federal, Indian, state or local governmental authority (“Governmental Charges”) relating to the mining, beneficiation, production, sale, use, loading and delivery of coal to Buyer or in any way accrued or levied prior to the Delivery Point.

Buyer shall pay or cause to be paid and indemnify, defend and hold harmless Seller from and against all Governmental Charges that arise and are imposed with respect to the coal after the Delivery Point. Unless Buyer has delivered to Seller certificates, documents or other evidence sufficient to confirm the exempt sales and use tax status of Buyer so as to enable Seller to reduce or eliminate Seller’s obligation for charging, collecting or remitting sales and use tax in relation to such purchase, sale or delivery, then Buyer shall be responsible for and hold Seller harmless from sales and use taxes that arise at the Delivery Point as a result of Buyer’s failure to provide such certificates, documents or other evidence.

If a Party is required to pay or remit Governmental Charges that are the other Party’s responsibility hereunder, the Party responsible for such Governmental Charges shall reimburse the other Party for its payment of such Governmental Charges within ten (10) Business Days of its receipt of a written request for reimbursement of such Governmental Charges. If a Party claims an exemption from Governmental Charges, it shall furnish the other Party, upon its request, with resale certificates or other reasonably acceptable documentation of the Party’s right to claim the exemption from Governmental Charges. Each Party shall use commercially reasonable efforts to administer this Agreement and implement its provisions to minimize Governmental Charges within the good faith parameters of the law. Each Party shall give the other Party such assistance as is reasonable in the circumstances to comply with the local rules regarding the collection, payment and administration of Governmental Charges. Seller or Seller’s agent shall act as the exporter of record and Buyer or Buyer’s agent shall act as the importer of record in respect of coal sold under this Agreement. Seller shall as soon as reasonably possible after delivery of the coal provide IRS form W-9 and all relevant export documentation to Buyer.

8.3 Credit Assurance and Security.

(a) Seller shall take all actions necessary or reasonably requested by Buyer to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by the Security Documents (including maintaining and preserving the Liens for the benefit of Buyer to secure the obligations of Seller hereunder) and the priority thereof in accordance with their terms.

(b) Seller shall deliver and maintain throughout the term of this Agreement in favor of Buyer the Guaranty of its Credit Support Provider in substantially the form set forth as Exhibit A hereto.

8.4 Disputed Invoices and Overpayments. Any dispute as to the amount of any invoice for the delivery of coal shall not permit any delay in or deduction from the payment of that, or of any other, invoice(s); provided, however, that if it is later determined that any portion of any payment represents overpayment or is otherwise not due to Seller, then Seller shall promptly refund to Buyer the amount of such overpayment plus interest thereon, calculated from the date of such overpayment to the date of repayment, at the Interest Rate as of the date of such overpayment.

9.	FORCE MAJEURE

9.1 Force Majeure Defined. The term “Force Majeure’ as used herein shall mean any event which (a) is not within the control of the Party relying thereon (the “Claiming Party”) and (b) could not have been prevented or avoided by such Party through the exercise of due diligence. Subject to the foregoing, Force Majeure includes, by way of illustration and without limitation, acts of God, insurrections, riots, labor disputes, labor or material shortages, strikes, fires, explosions, floods, adverse geologic or mining conditions, notices or declarations of Force Majeure by transportation carriers or coal terminals, embargoes, legislation, court orders, governmental regulation, or orders or acts of any governmental or military authority (so long as the Claiming Party has not sought and has opposed, to the extent reasonable, such actions or restraints), or other causes, whether of a similar or dissimilar nature, Notwithstanding the foregoing, Force Majeure specifically excludes: (i) the loss of Buyer’s markets or Buyer’s inability economically to use or resell coal purchased hereunder; (ii) Seller’s ability to sell coal to a market at a more advantageous price or Buyer’s or Buyer’s customer’s ability to buy coal at a lower price whether or not foreseeable; and (iii) transportation delays (unless the transportation carrier itself declares Force Majeure).

9.2 Obligations in Event of Force Majeure. If a Party is totally or partially unable to carry out its obligations hereunder as a result of a Force Majeure, then such obligations shall be excused during the duration of such Force Majeure to the extent necessary. Each Party shall, in the event it experiences a Force Majeure, use all efforts which are economically practical and otherwise reasonable to mitigate or eliminate such Force Majeure and/or the effects thereof with all reasonable dispatch. Neither Party shall be required to settle strikes, differences with employees or unions or governmental claims by acceding to any demands when, in the discretion of the Party whose performance is interfered with, it would be inadvisable to accede to such demands. The Party asserting Force Majeure shall give written notice thereof to the other Party as promptly as practicable of the nature and probable duration of such Force Majeure after the occurrence of the Force Majeure prevents the performance of a Party’s obligations under this Agreement, and will keep the other Party advised as to its efforts to remedy the Force Majeure. Deliveries not completed as a result of Force Majeure shall not be made up except upon mutual written agreement of the Parties.

Should a Force Majeure affect only one of the Source Mines identified in the Purchase Order, Seller shall be entitled to reasonably allocate such Force Majeure and suspend its shipment of Coal to Buyer based upon the respective tonnages of coal that Seller delivered to Buyer from each of the Source Mines over the prior twelve (12) month period; provided, however, that Seller shall not be entitled to suspend the delivery of more than fifty percent (50%) of the annual Quantity to be delivered to Buyer. Furthermore, Seller shall undertake commercially reasonable efforts to source tonnages not delivered for reasons of Force Majeure from a Source Mine that has not been impacted by such Force Majeure, and/or from alternative sources, taking into account existing contractual commitments prevailing at said mines.

9.3 Termination Rights Based on Force Majeure. If an event of complete or partial Force Majeure persists for a continuous period of ninety (90) days, then the Party not claiming Force Majeure shall have the option, upon three (3) calendar days’ prior written notice, to terminate, liquidate and close out this Agreement and the associated obligations of the Parties hereunder (other than payment obligations for prior performance hereunder).

10.	COVER COSTS, EVENTS OF DEFAULT, REMEDIES

10.1 Quantity Shortage.

(a) Unless excused by Force Majeure or Buyer’s failure to perform, if Seller fails to deliver all or part of the agreed quantity of coal in accordance with the Delivery Schedule, and such shortfall is not made up pursuant to Section 3.3 above, Seller shall pay Buyer an amount for each ton of such shortfall equal to the positive difference, if any, obtained by subtracting the Base Price from the Replacement Price.

(b) Unless excused by Force Majeure or Seller’s failure to perform, if Buyer fails to take delivery all or part of the agreed quantity of coal in accordance with the Delivery Schedule, and such shortfall is not made up pursuant to Section 3.3 above, Buyer shall pay Seller an amount for each ton of such shortfall equal to the positive difference, if any, obtained by subtracting the Resale Price from the Base Price.

(c) Any amounts payable under Sections 10.1 (a) and (b) above shall be due five (5) Business Days after receipt of an invoice and supporting documentation sufficient to verify and confirm the amounts payable, and Section 8.4 shall apply to such payments.

10.2 Event of Default. An event of default (“Event of Default”) with respect to a Party (the “Defaulting Party”) shall mean any of the following:

(a) the Party fails to make, when due, any payment (other than a payment with regard to a damage claim asserted by a Party that is reasonably disputed by the other Party) required to be made by it under this Agreement or any Specified Transaction, and such failure is not remedied within five (5) Business Days of receipt of notice of non-payment;

(b) any representation or warranty made, or deemed to have been made, by the Party in this Agreement or any agreement or Credit Support provided in connection with this Agreement is false or materially misleading at the time it is made or deemed to have been made;

(c) the Party fails to perform a material obligation under this Agreement (other than a failure to deliver or take delivery of coal, the exclusive remedy for which is set forth in Section 10.1 above) and such failure is not remedied within five (5) Business Days;

(d) the Party repudiates or challenges the validity of this Agreement;

(e) a Bankruptcy Event occurs with respect to such Party or such Party’s Credit Support Provider;

(f) a default, event of default or other similar condition or event (however described) in respect of one or more of the Principals or the Credit Support Provider of the Principals or any other Subsidiary Guarantor or Additional Guarantor occurs and is then continuing under the Credit Agreement or under any Security Document;

(g) with respect to Seller’s obligations to Buyer under this Agreement or any Credit Support Provider’s obligations to Buyer or to any of Buyer’s Affiliates under the Credit Support Documents (“Seller Obligations”), such Seller Obligations cease to be subject to a valid and perfected Lien on the Collateral pursuant to and subject to the terms of the Security Documents (subject to any termination or release permitted thereunder), in each case free and clear of Liens other than Permitted Liens; or

(h) Credit Support Default.

(1) Failure by the Party or any Credit Support Provider of such Party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such Party or such Credit Support Provider to the other Party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under this Agreement without the written consent of the other Party; or

(3) the Party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf).

10.3 Notice and Termination Rights. Upon the occurrence of an Event of Default, and provided such Event of Default is not cured by the Defaulting Party within fifteen (15) days of written notice of such default, the non-defaulting Party (the ‘Non-Defaulting Party”) may do one or more of the following with respect to the Defaulting Party: (i) suspend or withhold performance to the Defaulting Party required under this Agreement, (ii) upon at least five (5) Business Days’ written notice to the Defaulting Party, but no more than twenty (20) calendar days after such notice is effective, designate in such written notice a date for the termination of the Parties’ obligations under this Agreement (“Early Termination Date”), and (iii) liquidate and terminate all outstanding Transactions under this Agreement as of such Early Termination Date (except as provided otherwise under the terms of a Transaction and other than Transactions that have been excepted from this Agreement) and (iv) take such other actions as may be permitted at law, in equity or in contract (including under any Security Document or other Credit Support Document).

10.4 Calculation of Net Settlement Amount. In the event of termination and liquidation upon the occurrence or designation of an Early Termination Date, in accordance with Section 10.3 above, the Non-Defaulting Party shall in good faith calculate its Gains, Losses and Costs resulting from the termination of this Agreement, aggregate such Gains, Losses and Costs and any other amounts due under this Agreement into a single net amount (the Net Settlement Amount”), and then notify the Defaulting Party of the Net Settlement Amount owed to or owing to the Non-Defaulting Party. If the calculation of the Net Settlement Amount results in monies owed by the Defaulting Party to the Non-Defaulting Party, payment of the Net Settlement Amount shall be made by the Defaulting Party within ten (10) Business Days after the later of the Early Termination Date and the Defaulting Party’s receipt of notice of the Net Settlement Amount. If the calculation of the Net Settlement Amount does not result in monies owed by the Defaulting Party to the Non-Defaulting Party, the Agreement shall terminate as of the Early Termination Date and no payment shall be made to the Defaulting Party.

10.5 Setoff. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim: provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including right to set off, counterclaim or otherwise withhold payment or any recourse to any Credit Support) under applicable law, the Non-Defaulting Party (“X”) may without prior notice to any person set off any sum or obligation arising under this Agreement owed by the Defaulting Party (“Y”) to X or any Affiliate of X against any sum or obligation owed by X or any Affiliate of X to Y and, for this purpose, may convert one currency into another at a market rate determined by X. If any sum or obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to X or Y, as the case may be, accounting to the other when the obligation is ascertained.

11.	MISCELLANEOUS

11.1 Computation. All computations relevant to adjustments hereunder shall be carried to three decimal places and any resulting price adjustment rounded to two decimal places.

11.2 Waivers and Remedies. The failure of either Seller or Buyer to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder at any time, including but not limited to its rights with respect to breach of this Agreement, shall not be construed as a waiver of any such provisions or the relinquishment of any such rights at any future time or times, but the same shall continue and remain in full force and effect.

11.3 Notices. All notices under this Agreement shall be in writing, and shall be addressed to Buyer and/or Seller as set forth below:

Buyer:

Citigroup Global Markets Limited

Attn.: Head of Legal-Commodities

Canada Square

Canary Wharf

London E14 5L6

United Kingdom

Attn: Natalie Everaert

Email: Natalie, Everaert@citi.com

Seller:

Foresight Coal Sales, LLC

3801 PGA Boulevard

Suite 903

Palm Beach Gardens, FL 33410

Telephone: (561) 626-4999

Facsimile: (561) 626-49381

Attn: Michael Beyer

         Jennifer Caldwell

Email: mbeyer@clineres.com

jcaldwell@clineres.com

11.4 Limitation of Liability.

THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE LIABLE PARTY’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED UNLESS

OTHERWISE PROVIDED IN THIS AGREEMENT. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE LIABLE PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT OR IN ANY SPECIFIED TRANSACTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY OR INDIRECT DAMAGES, LEGAL FEES OR COSTS, LOST PROFITS OR REVENUE OR LOSS OF USE OF EITHER, OR BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT OR IN CONTRACT, UNDER THIS AGREEMENT, ANY SPECIFIED TRANSACTION OR ANY TRANSACTION, EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT ARE RELATED TO INDEMNITY CLAIMS OR DEEMED TO BE SUCH DAMAGES.

11.5 Representations and Warranties.

Each Party represents and warrants to the other Party as of the date of this Agreement, and every delivery hereunder, that:

(a) Authority. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing, and has the corporate, governmental and/or other legal capacity, authority and power to execute this Agreement or other document relating hereto to which it is a party, to deliver this Agreement or other document relating hereto that it is required hereby to deliver, and to perform its obligations under this Agreement or other document relating hereto to which it is a party, and has taken all necessary action to authorize such execution, delivery and performance;

(b) Events of Default. No Event of Default with respect to it, or event which with notice and/or lapse of time would constitute an Event of Default, has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or other document relating hereto to which it is a party;

(c) Eligible Contract Participants. It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended, 7 U.S.C. § 1a(12);

(d) Principal-To-Principal Transactions; No Reliance. It has entered into this Agreement as principal and for its own account (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of, and the ability to assume, the material terms and risks of the same, and has made its trading and investment decisions (including regarding the suitability thereof) based upon its own judgment and any advice from such advisors as it has deemed necessary and not in reliance upon any view, advice, reports, analyses, or representations of the other Party other than those expressly set forth in this Agreement or any written guarantee of the obligations of such other Party, this Agreement is entered into on an arm’s-length basis, and neither Party has given to it any assurance or guarantee as to the expected financial performance or result of this Agreement;

(e) Bankruptcy Filings. It is eligible to file as a debtor under Chapter 7 and/or Chapter 11 of the United States Bankruptcy Code; and

(f) With respect to each of the Principals, it is a ‘Subsidiary Guarantor” under the Credit Agreement;

(g) This Agreement is a “Secured Hedge Agreement” as such term is defined in the Credit Agreement.

Seller further represents and warrants that it enters into this Agreement and the Transactions in the ordinary course of business and that at the time of delivery it will have good title to the coal, it will deliver to Buyer the coal free from all liens, security interests, encumbrances, claims or any interest therein or thereto by any person arising prior to the Delivery Point and that it has the right to sell to Buyer the coal required to be sold hereunder.

NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WHETHER AS TO MERCHANTABILITY, FITNESS FOR ANY OR A PARTICULAR PURPOSE, OR ANY OTHER MATTER, EXCEPT AS EXPRESSLY SET FORTH HEREIN. BUYER SPECIFICALLY AGREES THAT IT IS NOT RELYING ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH COAL THAT IS SUITABLE FOR A PARTICULAR PURPOSE OF BUYER, PROVIDED THAT IT MUST MEET THE SPECIFICATIONS AS SPECIFIED HEREIN OR IN A PURCHASE ORDER.

11.6 Joint and Several Liability.

(a) Each Principal agrees that it shall be jointly and severally liable for payment of the full amount of any and all obligations and liabilities, and performance or satisfaction of each and every duty, of itself and any and all other Principals arising under this Agreement (the “Obligations”). The Obligations shall include the obligation, if any, to post collateral or provide security hereunder.

(b) For purposes of this Agreement, where an Event of Default has occurred in respect of any Principal, each of the Principals shall be deemed to be Defaulting Parties and Buyer shall be the Non-Defaulting Party, and Buyer may exercise its remedies (whether hereunder, in contract, at law or in equity) against any individual Principal or combination thereof. For purposes of this Agreement, where an Event of Default has occurred in respect of Buyer, any or all of the Principals, at the Principals’ option, shall be deemed to be Non-Defaulting Parties and Buyer shall be the Defaulting Party.

(c) Each Principal waives the right to assert as a defense to its joint and several liability (i) the inability to obtain, or the right to first seek, contribution from any other Principal, and (ii) the failure of Buyer to join or make a claim against one or more of the Principals as a defendant or defendants; provided, however, that nothing herein shall prevent such entity from asserting any rights of contribution against any Principal after the Obligations have been fully satisfied.

(d) The joint and several Obligations of each Principal under this Agreement shall be absolute and unconditional, irrespective of (i) any lack of capacity or authority of any other Principal, (2) any lack of validity, regularity or enforceability of any provision of this Agreement with respect to any other Principal, (3) the discharge of the Obligations with respect to any other Principal in bankruptcy or insolvency proceedings, or (4) any amendment, variation, extension, waiver, compromise or release of any or all of the Obligations or of any security from time to time provided therefor under this Agreement.

(e) Each Principal’s joint and several obligation hereunder is a primary obligation and not a secondary obligation. Notwithstanding the foregoing, in the event that one or more of the Principals is deemed to be, or to have the defenses of, a surety, each such Principal waives all defenses it may have as a surety under applicable law. The parties intend the preceding waiver of suretyship defenses to have the effects described in Section 48 of the Restatement (Third) of the Law of Suretyship and Guaranty.

(f) Each Principal declares that it has received good and adequate consideration for entering into this Agreement, and that it receives a benefit hereunder. Nonetheless, each Principal acknowledges and agrees that it may be responsible for the Obligations of one or more of the other Principals for deliveries of product for which it receives no direct benefit.

(g) Each Principal irrevocably appoints the following as its agent (“Agent”) hereunder for the term of the Agreement for purposes of administering this Agreement, giving and receiving notices hereunder and making and receiving payments hereunder:

Foresight Coal Sales, LLC

3801 PGA Boulevard

Suite 903

Palm Beach Gardens, FL 33410

Telephone: (561) 626-4999

Facsimile: (561) 626-4938]

Attn:	Michael Beyer
Jennifer Caldwell
Email:	mbeyer@clineres.com
jcaldwell@clineres.corn

For the avoidance of doubt: (i) Buyer shall make all payments due hereunder to Agent in Agent’s capacity as agent for the Principals, and Buyer’s payment obligations hereunder shall be satisfied as to any of the Principals by such payment irrespective of any internal allocation of payment among the Principals; and (ii) Buyer may net any amount due to, or alleged by any of the Principals to be due to, any Principal against any amounts due from any of the other Principals, under this Agreement. Buyer agrees that Foresight Coal Sales, LLC shall be responsible for, and Buyer shall deal solely with Foresight Coal Sales, LLC, with respect to all administrative and similar matters under this Agreement, including, but not limited to, receipt of payment, agreement upon Delivery Schedules, declaration of or notification of default, and the delivery of any notices required pursuant to this Agreement.

11.7 Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. However, no Party shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no consent is required for (a) an assignment or other transfer by a Party of this Agreement and the Transactions hereunder as part of a merger, reorganization or consolidation involving such Party, or (b) the assignment of this Agreement and the Transactions hereunder from CGML to its Affiliate Citigroup Energy Inc., provided that such entity has a creditworthiness equal to that of the assignor, as determined by Seller in its commercially reasonable discretion. Furthermore, any Party may, without the need for consent from the other Party (and without relieving itself from liability hereunder), on written notice to the non-assigning Party, transfer, sell, pledge, encumber or assign the accounts, revenues or proceeds under this Agreement in connection with any financing or other financial arrangements.

11.8 Entire Agreement. All prior writings, communications and representations by and between the Parties are merged into this Agreement which is the full and complete expression of all understandings between Seller and Buyer regarding the object hereof, and this Agreement includes within it or supersedes all prior discussions and agreements, and may be modified only in a writing signed by both parties.

11.9 Controlling Law. The validity, construction and performance of this Agreement shall be determined in accordance with the laws of the State of New York,

11.10 Confidentiality. Except to the extent that disclosure of information contained in this Agreement is required by law or governing regulatory authority or is requested by a governmental regulatory, self-regulatory or supervisory authority with jurisdiction over the Party receiving the request, the contents of this Agreement shall remain confidential and shall not be disclosed or released by either Party without consent of the other Party. Notwithstanding the foregoing, the parties shall be permitted to disclose this Agreement to its attorneys, consultants, professional advisors, banks, insurers and/or investors for legitimate business purposes so long as the recipient agrees to maintain its confidentiality.

11.11 Dispute Resolution and Waiver of Jury Trial. With respect to any suit, action or proceeding related to or arising out of this Agreement (“Proceedings”), each Party irrevocably (i) submits to the exclusive jurisdiction of federal or state courts sitting in the Borough of Manhattan, New York, without a jury, and any appellate court therefrom, and (ii) waives any objection it may have at any time to the laying of venue of any Proceedings brought in any such court, and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Party. Each Party hereby agrees that a final, non-appealable judgment in any such Proceedings shall be conclusive and may be enforced in other jurisdictions otherwise having jurisdiction over it by suit on such final judgment or in any other manner provided by law. ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE RESOLVED BY A BENCH TRIAL WITHOUT A JURY AND THE RIGHT TO A JURY IS WAIVED, TO THE FULLEST EXTENT PERMITTED BY LAW.

11.12 No Presumption Against Drafter. Each of the Parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties hereto and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

11.13 Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the Parties, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement.

11.14 Forward Contract. The Parties agree that this Agreement for the sale and purchase of coal shall constitute a “forward contract,” and that the Parties shall constitute “forward contract merchants” within the meaning of the United States Bankruptcy Code.

12.	DEFINITIONS

In addition to any other terms defined herein, the following terms shall have the meaning ascribed to them as set forth below:

“Affiliate” means in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Bankruptcy Event” means with respect to any entity, such entity (a) fifes a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (b) makes an assignment or any general arrangement for the benefit of creditors, (c) otherwise becomes bankrupt or insolvent (however evidenced), (d) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (e) is generally unable to pay its debts as they fall due.

“Borrower” means Foresight Energy LLC.

“Business Day” means any day other than a Saturday, Sunday or public holiday on which banks in New York City and London are open for business.

“Collateral” means all “Collateral”, as such term is defined in the Credit Agreement (as in effect on the date of this Agreement without giving effect to any subsequent amendments or waivers for which Buyer has not given express written consent).

“Costs” means, with respect to the Non-Defaulting Party, brokerage fees and other similar direct costs and expenses reasonably incurred by such Party in order to replace or resell the quantity of coal not delivered or received under a Purchase Order as a result of the early termination of this Agreement.

“Credit Agreement” means the Credit Agreement, dated as of August 12, 2010, between Borrower, the lenders and letter of credit issuers, managers and arrangers from time-to-time party thereto and Citibank, N.A., as collateral agent and administrative agent, as amended, amended and restated, supplemented, or otherwise modified from time to time.

“Credit Support Provider” means with respect to Seller, Foresight Energy LLC, or any other person that at any time provides or is required to provide collateral, a guaranty or credit support (including any pledgor) with respect to any Principal’s obligations hereunder or Borrower’s obligations under the Security Documents.

“Credit Support Documents” means, with respect to Seller, (i) the Guaranty of all of the Principal’s Obligations hereunder by Seller’s Credit Support Provider, and (ii) the Security Documents.

“Delivery Point” means the agreed point(s) of delivery and receipt of the coal pursuant to this Agreement.

“FOB” shall have the meaning given to such term in the lncoterms 2010.

“Gains” means

(a)	with respect to Seller, an amount equal to the positive difference between (i) an arm’s length reasonable market price at which Seller is able, or at the time of Seller’s notice of an Early Termination Date pursuant to Section 10, would be able (FOB Delivery Point ), to sell into the steam coal market the Quantity of coal of the same quality, minus (ii) the Base Price; and

(b)

with respect to Buyer, an amount equal to the positive difference between (i) the Base Price, minus (ii) an arm’s length reasonable market price at which Buyer is able, or at the time of Buyer’s notice of an Early Termination Date pursuant to Section 10, would be able (FOB Delivery Point), to purchase the Quantity of steam coal of the same quality.

“Interest Rate” means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under “Money Rates” on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by applicable law.

“Lien” means any mortgage, deed of trust, security deed, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or other security agreement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing,

“Losses” means

(a)	with respect to Seller, an amount equal to the negative difference between (i) an arm’s length reasonable market price at which Seller is able, or at the time of Seller’s notice of an Early Termination Date pursuant to Section 10, would be able {FOB Delivery Point), to sell into the steam coal market the Quantity of coal of the same quality, minus (ii) the Base Price; and

(b)	with respect to Buyer, an amount equal to the negative difference between (i) the Base Price, minus (ii) an arm’s length market price at which Buyer is able, or at the time of Buyer’s notice of an Early Termination Date pursuant to Section 10, would be able (FOB Delivery Point), to purchase the Quantity of coal not delivered by Seller of the same quality,

“Purchase Order” means a confirmation of a Transaction.

“Replacement Price” means the price at which Buyer, in view of its obligation to take any and all reasonable steps to mitigate its losses and always acting in a commercially reasonable manner, purchases substitute coal in an amount and quality equivalent to the shortfall quantity (plus incremental costs, including without limitation additional transportation charges, if any incurred by Buyer to or at the Delivery Point or incurred by Buyer as a result of taking substitute coal at a location other than at the Delivery Point), or absent any purchase, the market price for such quantity and quality of coal at such Delivery Point, as determined by Buyer in a commercially reasonable manner.

“Resale Price” means the price at which Seller, in view of its obligation to take any and all reasonable steps to mitigate its losses and always acting in a commercially reasonable manner, resells coal in an amount and quality equivalent to the shortfall quantity (plus incremental costs, including without limitation additional transportation charges, if any incurred by Seller to or at the Delivery Point or incurred by Seller as a result of reselling the coal at a location other than at the Delivery Point), or absent any resale, the market price for such quantity and quality of coal at such Delivery Point, as determined by Seller in a commercially reasonable manner.

“Security Documents” means the Collateral Documents under the Credit Agreement and any other security, pledge, guaranty or other collateral or credit support documents or agreements granting or intending to grant a Lien on or claim against any Collateral for the benefit of Buyer.

“Secured Parties” shall have the meaning set forth in the Security Documents.

“Source” means the mine(s), mining complexes, loadout river dock(s) or other point(s) of origin that Seller and Buyer agree are acceptable origins for the coal for a Transaction as specified in the applicable Purchase Order,

“Specified indebtedness” means any obligation (whether present, future, contingent or otherwise, as principal or surety or otherwise) in respect to borrowed money.

“Specified Transaction” means any contract or transaction, including an agreement with respect thereto (whether or not documented under or effected pursuant to a master agreement) now existing or hereafter entered into between one Party to this Agreement and the other Party to this Agreement.

“Transaction” means a specific sale and purchase, or an option for sale and purchase, of coal to be supplied by one Party to the other Party under this Agreement.

For and behalf of Seller

Foresight Coal Sales, LLC, as agent for Williamson Energy, LLC and Sugarcamp Energy, LLC

By:	/s/ Michael J. Beyer

Title:	CEO

For and behalf of Buyer

Citigroup Global Commodities Limited

By:	/s/ Jogchum Brinksma

Title:	Managing Director

EXHIBIT A -GUARANTEE

This GUARANTEE, dated effective as of [            ] (this “Guarantee”), made by FORESIGHT ENERGY LLC, a Delaware limited liability company (“Guarantor”),

W I T N E S S E T H :

WHEREAS, Guarantor’s affiliate, Foresight Coal Sales LLC (“Foresight”), as agent for Guarantor’s affiliates Williamson Energy, LLC (“Williamson”) and Sugarcamp Energy, LLC (“Sugarcamp”) (Foresight, Williamson and Sugarcamp are jointly and severally referred to herein as the “Obligor”), intends, from time to time, to enter into or has entered into transactions relating to physical or financial coal transactions or transactions relating to emissions and emission allowances (including without limitation, any greenhouse gas credit or allowance whether in a compliance or voluntary program), crude oil and products refined therefrom, electricity and products and services related thereto (including without limitation, energy, capacity, ancillary services and products, and renewable energy credits), natural gas, natural gas liquids, and freight, including without limitation physically settled and financially settled derivative transactions with respect thereto (including, without limitation, swaps, options and forward transactions)(such types of transactions including without limitation purchases, sales, options, exchanges, energy management agreements, storage, transportation and transmission and options thereon)”(each and every such transaction a “Transaction” and together, the “Transactions”), with Citigroup Global Markets Limited (“Beneficiary”), each such Transaction to be governed by a master agreement or other form of agreement duly executed by Obligor (, together with any related ancillary, credit support and security documents, as may be amended or replaced from time to time, the “Transaction Documents”); and

WHEREAS, the Guarantor derives substantial direct and indirect benefits from the entry by Obligor into Transactions with Beneficiary; and

WHEREAS, this Guarantee has been executed in favor of Beneficiary with respect to one or more Transactions with Obligor, without regard to whether or not such Transactions are known or disclosed to Guarantor in advance of or following Obligor’s entry into such Transactions;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

(1)

Guarantee. Guarantor absolutely and unconditionally guarantees to Beneficiary the timely and complete payment when due, whether by acceleration or otherwise, of all obligations and liabilities, whether now in existence or hereafter arising, of Obligor to Beneficiary under the Transactions and the Transaction Documents (such obligations and liabilities, the “Obligations”). If Obligor fails to pay any Obligation when due, Guarantor shall, as an independent obligation, promptly upon receiving written notice of such failure from the applicable Beneficiary or its agent, pay such Obligation to Beneficiary in accordance with all terms and provisions of the Transaction and all applicable Transaction Documents, as if such payment were made by the Obligor.

(2)	Guarantee of Payment, not Collection. This Guarantee is a guarantee of payment and not of collection. Beneficiary shall not be required to exhaust any right or remedy or to take any action against Obligor or any other person or entity or any collateral as a condition to payment by Guarantor hereunder.

(3)	Guarantee Irrevocable; Scope. This Guarantee is a continuing guarantee of all Obligations now or hereafter existing, and shall remain in full force and effect until it expires in accordance with Section 8 hereof. Notwithstanding anything to the contrary contained herein, this Guarantee shall not apply if, and to the extent that, Guarantor and Beneficiary have so agreed in writing.

(4)	Guarantee Absolute. Guarantor’s liability hereunder is absolute and unconditional irrespective of any matter or circumstance whatsoever with respect to the Obligations which might constitute a defense available to, or discharge of, Obligor or a guarantor, including, without limitation:

(a)	any change in the amount, time, manner or place of payment of, or in any other term of, any Obligation, or any other amendment or waiver of or any consent to departure from any terms of any Obligation;

(b)	any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for any Obligation;

(c)	any lack of validity or enforceability of any Obligation;

(d)	any injunction, stay or similar action in any bankruptcy, insolvency or other proceeding barring or limiting payment of any Obligation by Obligor;

(e)	the absence of any action to enforce any Obligation or any collateral therefor;

(f)	the rendering of any judgment against Obligor or any action to enforce the same;

(g)	any bankruptcy or insolvency of Obligor or any similar event or circumstance or any proceeding relating thereto;

(h)	any event or circumstance constituting fraud in the inducement or any other similar event or circumstance; and

(i)	any lack or limitation of status or of power, or any incapacity or disability, of Obligor, or of any other guarantor or obligor in respect of any Obligation, or any change whatsoever in the objects, capital structure, constitution or business of Obligor.

(5)	Waiver of Defenses. Guarantor hereby waives diligence, presentment, demand of payment (except as provided in paragraph (1)), any right to require a proceeding against Obligor, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Guarantee shall not be discharged except in accordance with Section 8 hereof. The grant of time or other indulgence to Obligor shall in no manner release Guarantor from any of its obligations hereunder. The Guarantor intends the waiver of suretyship defenses in this Guaranty to have the effects described in Section 48 of the Restatement (Third) of the Law of Suretyship and Guaranty.

(6)	Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case maybe, if at any time any payment of any Obligation is rescinded or must otherwise be returned by a Beneficiary upon the insolvency, bankruptcy or reorganization of Obligor or otherwise, all as though the payment had not been made.

(7)	Subrogation. Guarantor shall be subrogated to all rights of Beneficiary against the Obligor in respect of any amount paid by Guarantor hereunder; provided that Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the Obligations to Beneficiary shall have been finally and irrevocably paid in full.

(8)	Expiration. Unless earlier renewed in writing by Guarantor, this Guarantee shall expire at 3:00 pm New York Time on the fifth anniversary of the date hereof. Furthermore, Guarantor may terminate this Guarantee at any time upon twenty (20) calendar days’ prior written notice to Beneficiary, which notice shall be provided to Beneficiary in accordance with the Transaction Documents. Notwithstanding the foregoing, no such expiration or termination shall (a) affect the validity or enforceability of this Guarantee with respect to Obligations incurred by Obligor or Obligations of Obligor that relate to Transactions entered into prior to the effective date of such expiration, it being expressly agreed that such expiration shall not limit or terminate this Guarantee in respect of any Obligations arising, or relating to Transactions entered into, prior to the effectiveness of such expiration; or (b) prevent reinstatement of this Guarantee with respect to any such Obligations in accordance with Section 6 hereof.

(9)	Representation/Warranties. Guarantor represents and warrants to Beneficiary that, as of the date hereof and the date of entering into each Transaction:

(a)	It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)

It has the full power and authority to execute and deliver this Guarantee and to perform its obligations hereunder; it has taken all necessary action to authorize such execution, delivery and performance; this Guarantee has been duly executed and delivered by Guarantor; and the execution, delivery and performance of this Guarantee by the Guarantor does not contravene or constitute a default under any statute, regulation or rule of any governmental authority or under any provision of the Guarantor’s organizational documents or any contractual restriction binding on the Guarantor;

(c)	This Guarantee constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership and other similar laws affecting the rights of creditors generally, or by general principles of equity; and

(d)	No authorization, approval or consent of, and no filing or registration with, any governmental authority is necessary for the execution, delivery or performance by Guarantor of this Guarantee or for the validity or enforceability hereof.

(10)	Notices. Any notice or communication required or permitted to be made under this Guarantee shall be made in the same manner and with the same effect, unless otherwise specifically provided herein, as set forth in the Transaction Documents. All notices and communications to the Guarantor with respect to this Guarantee, until a Beneficiary is notified to the contrary in writing, shall be sent to the Guarantor at:

Foresight Energy LLC

Attn. Mr. Donald Holcomb

3801 PGA Blvd, Suite 903

Palm Beach Gardens, FL 33410

Phone: 561-626-4999

Facsimile: 561-626-4938

With a copy not constituting notice to:

Brian A. Glasser

Bailey & Glasser, LLP

209 Capitol Street

Charleston, West Virginia 25301

Phone:

Facsimile: 304- 342-1110

(11)	Captions. The headings and captions in this Guarantee are for convenience only and shall not affect the interpretation or construction of this Guarantee.

(12)	GOVERNING LAW. THIS GUARANTEE AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS GUARANTEE SHALL BE GOVERNED BY, AND THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO CHOICE OF LAW DOCTRINE.

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its name and on its behalf by its duly authorized officer as of the date first above written.

FORESIGHT ENERGY LLC

By:	/s/ Michael J. Beyer

Name:	Michael J. Beyer

Its:	CEO

PURCHASE ORDER NO. 1

This Purchase Order No. 1 shall confirm the agreement reached on the Transaction Date referenced below between Foresight Coal Sales, LLC, as agent for Williamson Energy, LLC (“Williamson”) and Sugar Camp Energy, LLC (“Sugar Camp”) (Williamson and Sugar Camp are each a “Principal” and jointly and severally the “Principals” or “Seller”), and Citigroup Global Markets Limited (“CGML” or “Buyer”) and shall incorporate the General Terms and Conditions, dated March 29, 2011 (the “Terms and Conditions”). Seller and CGML may be referred to individually as a “Party” and collectively as the “Parties”.

Seller:	The Principals	Buyer:	Citigroup Global Markets Limited
	Foresight Coal Sales, LLC, as agent for		Canada Square
	Williamson Energy, LLC and		Canary Wharf
	Sugar Camp Energy, LLC		London E14 5LB
	3801 PGA Boulevard		United Kingdom
Suite 903
Palm Beach Gardens, FL 33410
Telephone: (561) 6264999
Facsimile: (561) 626-4938

Transaction Date	January 11, 2011

Term	January 1, 2012 through December 31, 2013

Coal Source:	United States Illinois Basin steam coal sourced from the Pond Creek Mine #1, Williamson County, Illinois, and the Sugar Camp Mine in Franklin County, Illinois (collectively, “Coal Source”), subject to Seller’s right to supply coal from an alternative source as set forth in Section 1 of the General Terms and Conditions.

Quantity:	750,000 metric tons (“MT”) per year, +/- 5% at Buyer’s option (the “Annual Quantity”): a total of 1.5 million MT.

Additional Quantity:	Buyer has the option to purchase one (1) additional cargo in Q3 2011 and one (1) additional cargo in Q4 2011 (each cargo totaling 70,000 MT +/- 10%) (the “Additional Quantity”) on a price to be agreed between the Parties. Such option to purchase both Q3 2011 and Q4 2011 cargoes must be exercised by Buyer not later than 15th April 2011, and the Parties will enter into a separate Purchase Order with regard to the purchase of the Additional Quantity.

Delivery Point:	FOB Vessel at IC Rail Marine Terminal (“ICRMT’) basis 20,000 MT/day load rate SHINC, 12 hours turn time.

In the event that the guaranteed load rate changes the Base Price shall be adjusted in accordance with the following table:

Guaranteed Load Rate	$/MT
15,000 MT/day	[*	]
20,000 MT/day	[*	]
25,000 MT/day	[*	]
30,000 MT/day	[*	]
35,000 MT/day	[*	]

Seller shall also have the right to deliver FOB Vessel at the United Bulk Terminal (“UBT”) in Davant, LA. In the event that Seller delivers at UBT the Base Price shall be adjusted in accordance with the table below.

Guaranteed Load Rate	$/MT
15,000 MT/day	[*	]
20,000 MT/day	[*	]
25,000 MT/day	[*	]
30,000 MT/day	[*	]
35,000 MT/day	[*	]

In the event that the guaranteed load rate changes at either terminal to a number other than those listed above the Base Price will be linearly adjusted between the two closest load rates.

Delivery Schedule:	The Annual Quantity shall, to the extent reasonably practicable, be delivered in shipments of 70,000 to 80,000 MT +/- 10% at Buyers option at the rate of two (2) or three (3) shipments per calendar quarter as mutually agreed by the Parties, taking into consideration the production schedule and vacation periods at the Coal Sources.

Laycan:	Not less than thirty (30) days before the start of each calendar quarter, the Parties will agree on the number of shipments, 10-day laycan and guaranteed load rate for each shipment for that calendar quarter. Not less than fifteen (15) days prior to the first day of the 10-day laycan period, Buyer shall narrow such laycan period to four (4) days within such 10-day laycan period. In the event that the Buyer wishes to ship in a vessel larger or smaller than a 70,000 to 80,000 MT +/-10% vessel, the Parties will agree on this at that time. Any additional costs incurred as a result of the use of a larger or smaller vessel will be borne by Buyer and will be agreed by the Parties at that time.

Vessel Nomination:	In accordance with the applicable Terminal Rules and Regulations and incorporated herein by reference.

Specifications:	Shipments must conform entirely to the quality specification below as sampled and analyzed in accordance with Section 5 of the General Terms and Conditions:

BTU (net as received basis)	Basis [*] btu/lb, minimum [*] btu/lb with a price adjustment as Specified below
Total Moisture (as received basis) *	Typical [*]
Volatile Matter (as received basis) *	Minimum [*], maximum [*]
Ash (as received basis) *	Typical [*], maximum [*]
Sulfur (as received basis) *	Typical [*], maximum [*] with a price adjustment as specified below
HGI*	Typical [*]
Nominal Topsize	[*]
IDT (degrees Fahrenheit, reducing atmosphere)	Typical [*]

*	Typical specifications are not to be used for determining whether or not a shipment complies with specification and not to be used as grounds for rejection.

Base Price:	The Base Price for each shipment shall equal [*] per MT.

Price Adjustment:	The Base Price shall be adjusted on a vessel load basis as follows:

BTU: If the actual BTU/lb on an as received basis of any shipment accepted by Buyer is other than [*], an adjustment shall be calculated based on each shipment as follows:

((Actual Shipment BTU/lb - [*]) ÷ [*]) x Contract Price

BTU: If the actual BTU/lb on an as received basis of any shipment accepted by Buyer is lower than [*] the Base Price for such shipment shall be reduced by an additional [*] per MT, notwithstanding the BTU/lb adjustment above.

Sulfur: If the actual sulfur % on an as received basis of any shipment accepted by Buyer is greater than [*], the Base Price for such shipment shall be reduced by [*] per MT.

Destination:	Coal is destined for [*].

Weights & Analysis:	Weights in accordance with NIST Standards and Sampling/Analysis in accordance to ASTM Standards as set forth in Sections 4 through 6 of the General Terms and Conditions.

Loading:	Coal shall be loaded in accordance with the ICRMT Rules and Regulations or in accordance with the UBT Rules and Regulations, as applicable, those rules being incorporated herein by reference.

Notice:	In accordance with the ICRMT Rules and Regulations or the UBT Rules and Regulations, as applicable and incorporated herein by reference.

Demurrage/Despatch:	Demurrage/Despatch to be advised as per governing Charter Party.

Demurrage/Despatch shall be settled outside the Payment Terms set forth below within 30 days after completion of discharging.

Payment Terms:	Net 15 days from receipt of Seller’s invoice by wire transfer to Seller’s nominated account as set forth in Section 8 of the General Terms and Conditions.

THIS PURCHASE ORDER IS SUBJECT TO THE GENERAL TERMS AND CONDITIONS

ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN.

ALL PROVISIONS CONTAINED IN THE GENERAL TERMS AND CONDITIONS GOVERN THIS

PURCHASE ORDER TO THE EXTENT NOT IN CONFLICT WITH THE TERMS HEREOF.

(Please sign and return one copy of this Purchase Order)

SELLER

Foresight Coal Salas, LLC, as agent for

Williamson Energy, LLC and

Sugar Camp Energy, LLC

By:	/s/ Michael J. Beyer

Title:	CEO

BUYER

Citigroup Global Markets Limited

By:	/s/ Jogchum Brinksma

Title:	Managing Director

PURCHASE ORDER NO. 2

This Purchase Order No. 2 shall confirm the agreement reached on the Transaction Date referenced below between Foresight Coal Sales, LLC, as agent for Williamson Energy, LLC (“Williamson”) and Sugar Camp Energy, LLC (“Sugar Camp”) (Williamson and Sugar Camp are each a “Principal” and jointly and severally the “Principals” or “Seller”), and Citigroup Global Markets Limited (“CGML” or “Buyer”) and shall incorporate the General Terms and Conditions, dated March 29, 2011 (the “Terms and Conditions”). Seller and CGML may be referred to individually as a ‘Party” and collectively as the “Parties”.

Seller:	The Principals	Buyer:	Citigroup Global Markets Limited
	Foresight Coal Sales, LLC, as agent for		Canada Square
	Williamson Energy, LLC and		Canary Wharf
	Sugar Camp Energy, LLC		London E14 5LB
	3801 PGA Boulevard		United Kingdom
Suite 903
Palm Beach Gardens, FL 33410
Telephone: (561) 626-4999
Facsimile: (561) 626-4938

Transaction Date	February 4, 2011

Term	January 1, 2012 through December 31, 2014

Coal Source:	United States Illinois Basin steam coal sourced from the Pond Creek Mine #1, Williamson County, Illinois, and the Sugar Camp Mine in Franklin County, Illinois (collectively, “Coal Source”), subject to Seller’s right to supply coal from an alternative source as set forth in Section 1 of the General Terms and Conditions.

Annual Quantity:	2012: 500,000 metric tons (“MT”) +/- 5% at Buyer’s option
2013: 500,000 MT +1- 5% at Buyer’s option
2014: 1,000,000 MT +1- 5% at Buyer’s option

Delivery Point:	FOB Vessel at IC Rail Marine Terminal (“ICRMT”) basis 20,000 MT/day load rate SHINC, 12 hours turn time.

In the event that the guaranteed load rate changes the Base Price shall be adjusted in accordance with the following table:

Guaranteed Load Rate	$/MT
15,000 MT/day	[*	]
20,000 MT/day	[*	]
25,000 MT/day	[*	]
30,000 MT/day	[*	]
35,000 MT/day	[*	]

Seller shall also have the right to deliver FOB Vessel at the United Bulk Terminal (“UBT”) in Davant, LA. In the event that Seller delivers at UBT the Base Price shall be adjusted in accordance with the table below,

Guaranteed Load Rate	$/MT
15,000 MT/day	[*	]
20,000 MT/day	[*	]
25,000 MT/day	[*	]
30,000 MT/clay	[*	]
35,000 MT/day	[*	]

In the event that the guaranteed load rate changes at either terminal to a number other than those listed above the Base Price will be linearly adjusted between the two closest load rates.

Delivery Schedule:	The Annual Quantity shall, to the extent reasonably practicable, be delivered in shipments of 70,000 to 80,000 MT +/- 10% at Buyers option at the rates listed below, as mutually agreed by the Parties, taking into consideration the production schedule and vacation periods at the Coal Sources.

2012: 1 to 2 vessels per calendar quarter
2013: 1 to 2 vessels per calendar quarter
2014: 2 to 4 vessels per calendar quarter

Laycan:	Not less than thirty (30) days before the start of each calendar quarter, the Parties will agree on the number of shipments, 10-day laycan and guaranteed load rate for each shipment for that calendar quarter. Not less than fifteen (15) days prior to the first day of the 10-day lay can period, Buyer shall narrow such laycan period to four (4) days within such 10-day laycan period. In the event that the Buyer wishes to ship in a vessel larger or smaller than a 70,000 to 80,000 MT +/- 10% vessel, the Parties will agree on this at that time. Any additional costs incurred as a result of the use of a larger or smaller vessel will be borne by Buyer and will be agreed by the Parties at that time.

Vessel Nomination:	In accordance with applicable Terminal Rules and Regulations and incorporated herein by reference.

Specifications:	Shipments must conform entirely to the quality specification below as sampled and analyzed in accordance with Section 5 of the General Terms and Conditions:

BTU (net as received basis)	Basis [*] btu/lb, minimum [*] btu/lb with a price adjustment as specified below
Total Moisture (as received basis) *	Typical [*]
Volatile Matter (as received basis) *	Minimum [*], maximum [*]
Ash (as received basis) *	Typical [*], maximum [*]
Sulfur (as received basis) *	Typical [*], maximum [*] with a price adjustment as specified below
HGI*	Typical [*]
Nominal Topsize	[*]
IDT (degrees Fahrenheit, reducing atmosphere)	Typical [*]

*	Typical specifications are not to be used for determining whether or not a shipment complies with specification and not to be used as grounds for rejection.

Base Price:	The Base Price for each shipment shall be as follows:

2012: [*] per MT.
2013: [*] per MT.
2014: [*] per MT.

Price Adjustments:	The Base Price shall be adjusted on a vessel load basis as follows:

BTU: If the actual BTU/lb on an as received basis of any shipment accepted by Buyer is other than [*], an adjustment shall be calculated based on each shipment as follows:

((Actual Shipment BTU/lb-[*]) ÷ [*]) x Contract Price

BTU: If the actual BTU/lb on an as received basis of any shipment accepted by Buyer is lower than [*] the Base Price for such shipment shall be reduced by an additional [*] per MT, notwithstanding the BTU/lb adjustment above.

Sulfur: If the actual sulfur % on an as received basis of any shipment accepted by Buyer is greater than [*], the Base Price for such shipment shall be reduced by [*] per MT.

Destination:	Coal is destined for [*].

Weights & Analysis:	Weights in accordance with NIST Standards and Sampling/Analysis in accordance to ASTM Standards as set forth in Sections 4 through 6 of the General Terms and Conditions.

Loading:	Coal shall be loaded in accordance with the ICRMT Rules and Regulations or in accordance with the UBT Rules and Regulations, as applicable, those rules being incorporated herein by reference.

Notices:	In accordance with the ICRMT Rules and Regulations or the UBT Rules and Regulations, as applicable and incorporated herein by reference.

Demurrage/Despatch:	Demurrage/Despatch to be advised as per governing Charter Party.

Demurrage/Despatch shall be settled outside the Payment Terms set forth below within 30 days after completion of discharging.

Payment Terms:	Net 15 days from receipt of Seller’s invoice by wire transfer to Seller’s nominated account as set forth in Section 8 of the General Terms and Conditions.

THIS PURCHASE ORDER IS SUBJECT TO THE GENERAL TERMS AND CONDITIONS

ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN.

ALL PROVISIONS CONTAINED IN THE GENERAL. TERMS AND CONDITIONS GOVERN THIS

PURCHASE ORDER TO THE EXTENT NOT IN CONFLICT WITH THE TERMS HEREOF.

(Please sign and return one copy of this Purchase Order)

SELLER

Foresight Coal Sales, LLC, as agent for

Williamson Energy, LLC and

Sugar Camp Energy, LLC

By:	/s/ Michael J. Beyer

Title:	CEO

BUYER

Citigroup Global Markets Limited

By:	/s/ Jogchum Brinksma

Title:	Managing Director

PURCHASE ORDER NO. 3

This Purchase Order No. 3 shall confirm the agreement reached on the Transaction Date referenced below between Foresight Coal Sales, LLC, as agent for Williamson Energy, LLC (“Williamson”) and Sugar Camp Energy, LLC (“Sugar Camp”) (Williamson and Sugar Camp are each a “Principal” and jointly and severally the “Principals” or “Seller”), and Citigroup Global Markets Limited (“CGML” or “Buyer”) and shall incorporate the General Terms and Conditions, dated March 29, 2011 (the “Terms and Conditions”). Seller and CGML may be referred to individually as a “Party” and collectively as the “Parties”.

Seller:	The Principals	Buyer:	Citigroup Global Markets Limited
	Foresight Coal Sales, LLC, as agent for		Canada Square
	Williamson Energy, LLC and		Canary Wharf
	Sugar Camp Energy, LLC		London E14 5LB
	3801 PGA Boulevard		United Kingdom
Suite 903
Palm Beach Gardens, FL 33410
Telephone: (561) 626-4999
Facsimile: (561) 626-4938

Transaction Date	March 22, 2011

Term	January 1, 2012 through December 31, 2014

Coal Source:	United States Illinois Basin steam coal sourced from the Pond Creek Mine #1, Williamson County, Illinois, and the Sugar Camp Mine in Franklin County, Illinois (collectively, “Coal Source”), subject to Seller’s right to supply coal from an alternative source as set forth in Section 1 of the General Terms and Conditions.

Annual Quantity:	2012: 250,000 metric tons (“MT”) +/- 5% at Buyer’s option
2013: 250,000 MT +1- 5% at Buyer’s option
2014: 500,000 MT +A 5% at Buyer’s option

Delivery Point:	FOB Vessel at IC Rail Marine Terminal (“ICRMT”) basis 20,000 MT/day load rate SHINC, 12 hours turn time.

In the event that the guaranteed load rate changes the Base Price shall be adjusted in accordance with the following table:

Guaranteed Load Rate	$/MT
15,000 MT/day	[*	]
20,000 MT/day	[*	]
25,000 MT/day	[*	]
30,000 MT/day	[*	]
35,000 MT/day	[*	]

Seller shall also have the right to deliver FOB Vessel at the United Bulk Terminal (“UBT”) in Davant, L.A. In the event that Seller delivers at UBT the Base Price shall be adjusted in accordance with the table below.

Guaranteed Load Rate	$/MT
15,000 MT/day	[*	]
20,000 MT/day	[*	]
25,000 MT/day	[*	]
30,000 MT/day	[*	]
35,000 MT/day	[*	]

In the event that the guaranteed load rate changes at either terminal to a number other than those listed above the Base Price will be linearly adjusted between the two closest load rates.

Delivery Schedule:	The Annual Quantity shall, to the extent reasonably practicable, be delivered in shipments of 70,000 to 80,000 MT +/- 10% at Buyers option at the rates listed below, as mutually agreed by the Parties, taking into consideration the production schedule and vacation periods at the Coal Sources.

2012: 0 to 1 vessels per calendar quarter
2013: 0 to 1 vessels per calendar quarter
2014: 1 to 2 vessels per calendar quarter

Laycan:	Not less than thirty (30) days before the start of each calendar quarter, the Parties will agree on the number of shipments, 10-day laycan and guaranteed load rate for each shipment for that calendar quarter. Not less than fifteen (15) days prior to the first day of the 10-day laycan period, Buyer shall narrow such laycan period to four (4) days within such 10-day laycan period. In the event that the Buyer wishes to ship in a vessel larger or smaller than a 70,000 to 80,000 MT +/- 10% vessel, the Parties will agree on this at that time. Any additional costs incurred as a result of the use of a larger or smaller vessel will be borne by Buyer and will be agreed by the Parties at that time.

Vessel Nomination:	In accordance with applicable Terminal Rules and Regulations and incorporated herein by reference.

Specifications:	Shipments must conform entirely to the quality specification below as sampled and analyzed in accordance with Section 5 of the General Terms and Conditions:

BTU (net as received basis)	Basis [*] btu/lb, minimum [*] btu/lb with a price adjustment as Specified below
Total Moisture (as received basis) *	Typical [*]
Volatile Matter (as received basis) *	Minimum [*], maximum [*]
Ash (as received basis) *	Typical [*], maximum [*]
Sulfur (as received basis) *	Typical [*], maximum [*] with a price adjustment as specified below
HGI*	Typical [*]
Nominal Topsize	[*]
IDT (degrees Fahrenheit, reducing atmosphere)	Typical [*]

*	Typical specifications are not to be used for determining whether or not a shipment complies with specification and not to be used as grounds for rejection.

Base Price:	The Base Price for each shipment shall be as follows.

2012: [*] per MT.
2013: [*] per MT.
2014: [*] per MT.

Price Adjustments:	The Base Price shall be adjusted on a vessel load basis as follows:

BTU: If the actual BTU/lb on an as received basis of any shipment accepted by Buyer is other than [*], an adjustment shall be calculated based on each shipment as follows:

((Actual Shipment BTU/lb — [*]) ÷ [*]) x Contract Price

BTU: if the actual BTU/lb on an as received basis of any shipment accepted by Buyer is lower than [*] the Base Price for such shipment shall be reduced by an additional [*] per MT, notwithstanding the BTU/lb adjustment above.

Sulfur: If the actual sulfur % on an as received basis of any shipment accepted by Buyer is greater than [*], the Base Price for such shipment shall be reduced by [*] per MT.

Destination:	Coal is destined for [*].

Weights & Analysis:	Weights in accordance with NIST Standards and Sampling/Analysis in accordance to ASTM Standards as set forth in Sections 4 through 6 of the General Terms and Conditions.

Loading:	Coal shall be loaded in accordance with the ICRMT Rules and Regulations or in accordance with the UBT Rules and Regulations, as applicable, those rules being incorporated herein by reference.

Notices:	In accordance with the ICRMT Rules and Regulations or the UBT Rules and Regulations, as applicable and incorporated herein by reference.

Demurrago/Despatch:	Demurrage/Despatch to be advised as per governing Charter Party.

Demurrage/Despatch shall be settled outside the Payment Terms set forth below within 30 days after completion of discharging.

Payment Terms:	Net 15 days from receipt of Seller’s invoice by wire transfer to Seller’s nominated account as set forth In Section 8 of the General Terms and Conditions.

THIS PURCHASE ORDER IS SUBJECT TO THE GENERAL TERMS AND CONDITIONS

ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN.

ALL PROVISIONS CONTAINED IN THE GENERAL TERMS AND CONDITIONS GOVERN THIS

PURCHASE ORDER TO THE EXTENT NOT IN CONFLICT WITH THE TERMS HEREOF.

(Please sign and return one copy of this Purchase Order)

SELLER

Foresight Coal Sales, LLC, as agent for

Williamson Energy, LLC and

Sugar Carnp Energy, LLC

By:	/s/ Michael J. Beyer

Title:	CEO

BUYER

Citigroup Global Markets Limited

By:	/s/ Jogchum Bricksma

Title:	Managing Director

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”), dated May 1st, 2013 (“Effective Date”), is made by and among Foresight Coal Sales LLC (“Foresight”), as agent for Williamson Energy, LLC (“Williamson”) and Sugar Camp Energy, LLC (“Sugar Camp”) (Williamson and Sugar Camp being referred to as the “Sellers”), and Citigroup Global Markets Limited (“Citi”) (Foresight, the Sellers and Citi are collectively referred to as the “Parties”).

WHEREAS, the Parties executed General Terms and Conditions on or about March 29, 2011;

WHEREAS, the Parties entered Purchase Order No. 1 with a Transaction Date of January 11, 2011;

WHEREAS, the Parties entered Purchase Order No. 2 with a Transaction Date of February 4, 2011;

WHEREAS, the Parties entered Purchase Order No. 3 with a Transaction Date of March 22, 2011 (the three Purchase Orders identified herein are collectively referred to as the “Purchase Orders”; the Purchase Orders and the General Terms and Conditions are collectively referred to as the “Agreements”);

WHEREAS, disputes exist between the Parties arising from the Agreements;

WHEREAS, the Parties desire to enter this Settlement Agreement to resolve their disputes regarding the Agreements; and

WHEREAS, the Parties agree that the Agreements shall remain in full force and effect, except as the price and delivery terms are modified by this Settlement Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Incorporation of Recitals. The parties acknowledge the accuracy of the foregoing recitals, which are hereby incorporated by reference and made a part hereof.

2. Shipment and Acceptance of Coal. The Parties agree that Citi shall resume accepting coal shipments as required under the Agreements, with Citi having a right to reject shipments on only a shipment-by-shipment basis, pursuant to the terms of the Agreements and as further provided for in Section 4 herein, and not based on quality from any prior shipment. For coal delivered and accepted after the Effective Date hereof, Citi shall pay such amounts as required under the Agreements, less [*] per metric ton.

3. Volume Requirements in Agreements. The Parties shall meet all volume requirements under the Agreements, provided however that Citi is permitted to make up Five Hundred Thousand (500,000) tons in 2015 by amending Purchase Order No. 2 as follows:

Term – delete 2014, insert 2015

Annual quantity – delete 2013, insert 2015

Delivery schedule – delete 2013, insert 2015

Base price – delete 2013, insert 2015

Purchase Orders No. 1 and 3 remain unchanged.

4. Laytime Statements.

a. Citi shall pay Foresight [*] as full and final settlement of all demurrage and dispatch claims between the Parties connected with cargo lifting completed prior to the date of this Settlement Agreement by the following vessels: Anangel Sun, Aphrodite L, CS Queen, Volme, Medi Baltimore, Double Paradise, and Lowlands Queen.

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b. The treatment of demurrage and dispatch claims for such vessels agreed by the Parties in this Settlement Agreement shall not prejudice the Parties’ right to claim demurrage or dispatch money for future vessels in accordance with the terms of the General Terms and Conditions, nor shall it be deemed to constitute a precedent, previous course of dealing, or customary treatment which affects the Parties’ right to treat future laytime calculations and claim for future vessels in accordance with the applicable provisions of the General Terms and Conditions.

5. No “Average” Quality Specifications. The Parties hereby stipulate and agree that Foresight shall not be required to satisfy any “average” or typical quality specifications during the remaining Terms of the Agreements or over any part thereof. Further, Citi shall have no right to reject a shipment so long as such shipment satisfies the following minimum/maximum quality specifications:

BTU (net as received basis)	[*] Btu/lb. Minimum
Volatile Matter (as received basis)	Minimum [*], Maximum [*]
Ash (as received basis)	Maximum [*]
Sulfur (as received basis)	Maximum [*]

6. Release by Citi.

a. Except as set forth in this Settlement Agreement, Citi, on behalf of itself and its parents, subsidiaries, affiliates, representatives, predecessors, successors, attorneys, and assigns, and for good and valuable consideration being provided to Citi, does hereby unconditionally release, waive, acquit, and forever discharge Foresight, the Sellers and their

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parents, subsidiaries, affiliates, representatives, predecessors, successors, and attorneys (collectively, the “Foresight Releasees”) from any and all claims, actions, causes of action, demands for damages, debts, costs, loss of use, expenses, compensation, punitive damages, attorneys’ fees, contribution, indemnification, consequential or incidental damages, and any other expense, benefit, or kind of claim or demand for relief whatsoever arising out of formational failure of any kind; performance, or failure to perform, under the Agreements prior to the Effective Date; any other factual bases relating to the Agreements arising or occurring prior to the Effective Date; or any other legal bases relating to the Agreements that Citi was aware of, or should have been aware of, prior to the Effective Date, against Foresight Releasees (the “Citi Released Claims”).

b. Citi further warrants, represents, and covenants not to sue or bring any claim or proceeding against any of the Foresight Releasees with respect to the Citi Released Claims. The remedy for breach of this covenant shall include, but not be limited to, Citi’s payment of all attorneys’ fees and other expenses incurred by any of the Foresight Releasees in connection with the defense of any such claim, cause of action, or proceeding.

7. Release by Foresight.

a. Except as set forth in this Settlement Agreement, Foresight, on behalf of itself, the Sellers and their parents, subsidiaries, affiliates, representatives, predecessors, successors, attorneys, and assigns, and for good and valuable consideration being provided to Foresight, does hereby unconditionally release, waive, acquit, and forever discharge Citi and its parents, subsidiaries, affiliates, representatives, predecessors, successors, and attorneys (collectively, the “Citi Releasees”) from any and all claims, actions, causes of action, demands for damages, debts, costs, loss of use, expenses, compensation, punitive damages, attorneys’

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fees, contribution, indemnification, consequential or incidental damages, and any other expense, benefit, or kind of claim or demand for relief whatsoever arising out of formational failure of any kind; performance, or failure to perform, under the Agreements prior to the Effective Date; any other factual bases relating to the Agreements arising or occurring prior to the Effective Date; or any other legal bases relating to the Agreements that Foresight or either of the Sellers were aware of, or should have been aware of, prior to the Effective Date, against Citi Releasees (the “Foresight Released Claims”).

b. Foresight and the Sellers further warrant, represent, and covenant not to sue or bring any claim or proceeding against any of the Citi Releasees with respect to the Foresight Released Claims. The remedy for breach of this covenant shall include, but not be limited to, Foresight’s payment of all attorneys’ fees and other expenses incurred by any of the Citi Releasees in connection with the defense of any such claim, cause of action or proceeding.

8. Waiver of Prior Defaults. All Parties hereby waive all prior Events of Default under the Agreements, whether or not previously noticed.

9. Representations and Warranties. The Parties agree that the following are the sole representations and warranties made by the Parties hereto in connection with this Settlement Agreement and the execution and delivery thereof:

a. Each Party represents and warrants that (i) it has full power and authority to execute, deliver, and perform its obligations under this Settlement Agreement and all actions contemplated thereby; and (ii) the execution and delivery of this Settlement Agreement and the Party’s performance of its obligations thereunder will not conflict with any provision of any law or regulation to which the party is subject, or conflict with, result in a breach of, or constitute a default of any of the terms, conditions, or provisions of any agreement to which the Party is a party or by which it is bound, or any order or decree applicable to the Party.

b. Each Party represents that it has not assigned, sold, disposed of, or discharged any claim or cause of action against the other Party.

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10. Persons Bound and Benefited. It is expressly understood and agreed that this Settlement Agreement is a contract legally binding upon the Parties and shall in all respects inure to the benefit of and be binding upon the Parties, their parents, subsidiaries, affiliates, representatives, predecessors, successors, attorneys, and assigns.

11. No Admission of Liability or Wrongdoing. Neither this Settlement Agreement nor any payment, release, covenant, or representation made herein or contemplated hereby constitutes, or shall be construed as, an admission of liability or wrongdoing or any kind, or as an assertion by any Party hereto, of liability or wrongdoing on the part of any other Party hereto or any person. Each of the Parties denies any liability or wrongdoing whatsoever.

12. Governing Law and Principles of Interpretation.

a. This Settlement Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, irrespective of any principle of choice of law that would otherwise result in the application of the laws of any other place.

b. Any dispute, controversy, claim or proceeding arising out of the interpretation of this Settlement Agreement, or the breach thereof, shall be brought exclusively in the United States District Court for the Southern District of New York (Manhattan); or if that Court lacks jurisdiction, the Supreme Court of New York, New York County Commercial Division; or if that Court lacks jurisdiction, any other state or federal court sitting in the Borough of Manhattan, New York that may have jurisdiction.

c. The headings of the paragraphs of this Settlement Agreement are inserted for convenience only and shall not be deemed to constitute any part of the matters agreed upon in this Settlement Agreement.

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13. Confidentiality. The Parties represent and agree that they will keep the terms and existence of this Settlement Agreement completely confidential and that they will not disclose any information concerning this Settlement Agreement to anyone except as otherwise required by law, court order, or government authority. The Parties agree not to disclose the terms of this settlement to anyone other than Parties’ attorneys, officers, accountants, tax advisors, auditors, insurers or any other person or entity who needs to be advised of the information for a legitimate business purpose. The Parties further agree that if either Party is compelled to disclose information concerning this Settlement Agreement to a federal, state or local entity, that such disclosure would not violate the confidentiality obligations.

14. Complete Agreement; No Promises or Representations. This Settlement Agreement supplements the Agreements and supersedes any and all prior agreements or understandings between them concerning the subject matter thereof. Except as set forth herein and in the Agreements, there are no other promises, understandings, representations or warranties concerning the subject matter of this Settlement Agreement or the Agreements, and none of the Parties to this Settlement Agreement has relied on any other promises, understandings, representations or warranties in entering into this Settlement Agreement.

15. Signatories’ Authority to Enter Into This Settlement Agreement. The persons signing this Settlement Agreement each represent and warrant that he or she has the authority to enter into this Settlement Agreement on behalf of the Party for which he or she is signing. The person signing for Foresight further warrants that he or she is authorized to act as agent for, and to bind, Williamson and Sugar Camp.

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16. Execution in Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

17. Effect, Survival and Ratification of the Agreements. Capitalized terms not defined in this Settlement Agreement shall have the meaning given them in the respective Agreements. The Agreements shall continue in full force and effect in accordance with their terms, as modified by this Settlement Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed by the duly authorized representatives on the dates set forth below.

Foresight Coal Sales LLC

By:	/s/ Michael J. Beyer

Its:	CEO

Date:	5/1/13

Citigroup Global Markets Limited

By:	/s/ Stuart W. Staley

Its:	Managing Director

Date:	7 May 2013

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